UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	October 26, 2020

PACIFIC ETHANOL, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-21467	41-2170618
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Capitol Mall, Suite 2060 Sacramento, California	95814
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code:	(916) 403-2123

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	PEIX	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Underwritten Public Offering of Common Stock and Pre-Funded Warrants

Underwriting Agreement

On October 26, 2020, Pacific Ethanol, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Guggenheim Securities, LLC, as sole book-running manager, and Craig-Hallum Capital Group LLC and H.C. Wainwright & Co., LLC, as co-managers (collectively, the “Underwriters”), relating to the issuance and sale in an underwritten public offering (the “Offering”) by the Company of (i) 5,075,000 shares (the “Common Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a public offering price of $8.42 per share, and (ii) pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to 3,825,493 shares of Common Stock at a public offering price of $8.4199 per Pre-Funded Warrant for total gross proceeds of approximately $75 million.

The Underwriting Agreement contains customary representations, warranties, covenants and agreements by the Company, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for the purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties.

In addition, pursuant to the terms of the Underwriting Agreement, the Company and its executive officers and directors have entered into agreements providing that the Company and each of these persons may not, without the prior written approval of the Underwriters, subject to limited exceptions, offer, sell, transfer or otherwise dispose of the Company’s securities for a period of 90 days (and for a certain executive officer who owns, or beneficially owns, an aggregate of 60,639 shares of common stock, 30 days) following the date of the final Prospectus Supplement (as defined below) filed by the Company with the Securities and Exchange Commission (the “SEC”) in connection with the Offering. Notwithstanding the foregoing, beginning on a date that is 30 days after the date of the Prospectus Supplement, a certain executive officer may exercise or exchange any option or warrant to acquire shares of Common Stock or options to purchase shares of Common Stock, in each case for cash or on a “cashless” or “net exercise” basis, pursuant to any stock option, stock bonus or other stock plan or arrangement described or incorporated by reference in the Registration Statement (as defined below) of which the Prospectus Supplement forms a part; provided, however, that the underlying shares of Common Stock shall continue to be subject to the restrictions on transfer set forth in that lock-up agreement and that no filing by any party under the Securities Exchange Act of 1934, as amended, or other public announcement shall be required or shall be made voluntarily in connection with such distribution.

The foregoing summary of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by this reference.

The Offering

The Common Shares and Pre-Funded Warrants are being issued and sold pursuant to an effective registration statement on Form S-3 (Registration No. 333-238939) (as amended to date, the “Registration Statement”) and a prospectus supplement dated October 26, 2020 filed with the SEC pursuant to Rule 424(b) of the Securities Act (the “Prospectus Supplement”).

The Offering is expected to close on October 28, 2020, subject to the satisfaction of customary closing conditions. The net proceeds to the Company from the Offering are expected to be approximately $70 million, excluding any exercise of the Pre-Funded Warrants issued in connection with the Offering and any exercise of the Series A Warrants (as defined below) issued in connection with the concurrent Private Placement (as defined below), after deducting underwriting discounts and commissions and other estimated offering expenses payable by the Company. The Company expects to use a portion of the net proceeds to repay a portion of its indebtedness under some or all of the following credit facilities: (i) the term loan credit facility entered into by its subsidiary Pacific Ethanol Pekin, LLC (“PE Pekin”) with 1st Farm Credit Services, PCA and CoBank, ACB (“CoBank”), which matures on August 20, 2021 and bears interest at a rate per annum equal to the 30-day LIBOR plus 5.75%, (ii) the revolving credit facility entered into by PE Pekin with CoBank, which matures on February 1, 2022 and bears interest at a rate per annum equal to the 30-day LIBOR plus 5.75%, (iii) the term loan credit facility entered into by its subsidiary Illinois Corn Processing, LLC (“ICP”) with Compeer Financial, PCA and CoBank, which matures on September 1, 2021 and bears interest at a rate per annum equal to the 30-day LIBOR plus 3.75%, (iv) the revolving credit facility entered into by ICP with CoBank, which matures on September 1, 2021 and bears interest at a rate per annum equal to the 30-day LIBOR plus 3.75%, and (v) the Company’s senior secured notes, which mature on December 15, 2021 and bear interest at a rate per annum equal to 15.0%. The Company intends to use the remaining net proceeds for working capital needs, capital expenditures, acquisitions and other general corporate purposes.

Form of Pre-Funded Warrant

The Pre-Funded Warrants are being offered at $8.4199 per Pre-Funded Warrant and have an exercise price of $0.0001 per share, which is subject to adjustment in the event of certain stock dividends, stock splits, reorganizations or similar events affecting the Common Stock and the exercise price. Each Pre-Funded Warrant is exercisable at any time and from time to time after issuance and expires five years after the date of issuance. In the event of certain corporate transactions, the holders of the Pre-Funded Warrants will be entitled to receive, upon exercise of the Pre-Funded Warrants, the kind and amount of securities, cash or other property that the holders would have received had they exercised the Pre-Funded Warrants immediately prior to such transaction.

In lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of Common Stock determined according to a formula set forth in the Pre-Funded Warrants if at the time of exercise the Registration Statement or prospectus supplement and accompanying prospectus is not available for use for the issuance of all of the shares of Common Stock issuable upon exercise of the Pre-Funded Warrant. The Pre-Funded Warrants do not contain voting rights or any of the other rights or privileges of a holder of Common Stock.

The foregoing summary of the Pre-Funded Warrants does not purport to be complete and is qualified in its entirety by the form of Pre-Funded Warrant, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by this reference.

Private Placement

Securities Purchase Agreement

On October 26, 2020, in connection with the Offering the Company also entered into a securities purchase agreement (the “Purchase Agreement”) with the institutional investor party thereto for the sale by the Company in a private placement concurrent with the Offering (the “Private Placement”) of a Series A Warrant (the “Series A Warrant”) to purchase up to 8,900,493 shares (the “Series A Warrant Shares”) of the Company’s Common Stock at a purchase price per Series A Warrant Share of $0.00654250 for total gross proceeds of approximately $58,000.

The Purchase Agreement contains customary representations, warranties and covenants by the Company, customary conditions to closing, indemnification obligations of the Company, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

The foregoing summary of the Purchase Agreement does not purport to be complete and is qualified in its entirety by the Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by this reference.

Form of Series A Warrant

The Series A Warrant is exercisable for up to 8,900,493 shares of Common Stock at an exercise price of $9.757 per share, is exercisable beginning six months after the date of issuance and will expire 18-months after the date of issuance. The exercise price and number of Series A Warrant Shares issuable upon exercise of the Series A Warrants is subject to adjustment in the event of any stock dividend and split, reverse stock split, recapitalization, reorganization or similar transaction, as described in the Series A Warrant.

A holder of Series A Warrants has the right to exercise the Series A Warrants on a cashless basis in certain circumstances as described in the Series A Warrants, including, among others, if at any time after 30 days after the closing date of the Private Placement there is no effective registration statement registering the resale of the Series A Warrant Shares. The Company may also require a holder of Series A Warrants to exercise the Series A Warrants on a cashless basis. Subject to limited exceptions, a holder of Series A Warrants will not have the right to exercise any portion of its Series A Warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or, at the election of the holder, up to 9.99%). Any increase in the beneficial ownership limitation shall not be effective until 61 days following notice of such change to the Company. In addition, in certain circumstances, upon a fundamental transaction, the holder will have the right to require the Company to repurchase its Series A Warrants at the Black Scholes value.

The foregoing summary of the Series A Warrant does not purport to be complete and is qualified in its entirety by the form of Series A Warrant, which is filed as Exhibit 4.2 to this Current Report on Form 8-K and incorporated herein by this reference.

Form of Registration Rights Agreement

In connection with the Private Placement, the Company also expects to enter into a registration rights agreement (the “Registration Rights Agreement”) at the closing of the Private Placement pursuant to which, among other things, the Company will prepare and file with the SEC a registration statement to register for resale the Series A Warrant Shares.

The Series A Warrant and Series A Warrant Shares issued in the Private Placement have not been registered under the Securities Act and until so registered the Series A Warrant and Series A Warrant Shares may not be offered or sold absent registration or availability of an applicable exemption from registration.

The foregoing summary of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by the form of Registration Rights Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by this reference.

The closing of the Private Placement is expected to take place on October 28, 2020.

Item 3.02 Unregistered Sales of Equity Securities.

Pursuant to the Private Placement described in Item 1.01 of this Current Report on Form 8-K, which description is incorporated by reference into this Item 3.02 in its entirety, the Company sold the Series A Warrant exercisable for Series A Warrant Shares to an institutional investor in reliance on the exemption from registration afforded by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated under the Securities Act and corresponding provisions of state securities or “blue sky” laws. The investor represented that it is acquiring the Series A Warrant for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. Accordingly, the Series A Warrant and Series A Warrant Shares have not been registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

Neither this Current Report on Form 8-K nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy securities of the Company.

Item 7.01 Regulation FD Disclosure.

On October 26, 2020, the Company issued a press release announcing the pricing and terms of the above-described Offering and Private Placement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by this reference. A copy of the investor slide deck presented in connection with the Offering is also attached hereto as Exhibit 99.2 and is incorporated herein by this reference.

Item 8.01 Other Events.

In connection with the offering discussed in Item 1.01 above, the legal opinion letter of Troutman Pepper Hamilton Sanders LLP, counsel to the Company, regarding the validity of the Common Shares and shares of Common Stock underlying the Pre-Funded Warrants is filed as Exhibit 5.1 to this Current Report on Form 8-K.  The legal opinion letter is also filed with reference to, and is hereby incorporated by reference into, the Registration Statement.

Item 9.01 Financial Statements and Exhibits.

(d)       Exhibits.

Number	Description
1.1	Underwriting Agreement by and among Pacific Ethanol, Inc., Guggenheim Securities, LLC, Craig-Hallum Capital Group LLC and H.C. Wainwright & Co., LLC dated as of October 26, 2020 (*)
4.1	Form of Pre-Funded Warrant (*)
4.2	Form of Series A Warrant (*)
5.1	Opinion of Troutman Pepper Hamilton Sanders LLP (*)
10.1	Securities Purchase Agreement dated October 26, 2020 by and between Pacific Ethanol, Inc. and the investor party thereto (*)
10.2	Form of Registration Rights Agreement to be entered into by and between Pacific Ethanol, Inc. and the investor party thereto (*)
23.1	Consent of Troutman Pepper Hamilton Sanders LLP (contained in Exhibit 5.1) (*)
99.1	Press Release dated October 26, 2020 (*)
99.2	Investor Slide Deck (*)

(*)	Filed herewith. The agreement filed as an exhibit to this report contains representations and warranties made by the parties thereto. The assertions embodied in such representations and warranties are not necessarily assertions of fact, but a mechanism for the parties to allocate risk. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts or for any other purpose at the time they were made or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 26, 2020	PACIFIC ETHANOL, INC.

	By:	/S/ CHRISTOPHER W. WRIGHT
Christopher W. Wright,
Vice President, General Counsel & Secretary